  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/J.P. Morgan Core Bond Portfolio 01/09/06 Goldman Sachs & Co. $172,875,000 $2,500,000,000 $99.93 0.45% Goldman Sachs Group, Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 01/10/06 Citigroup Global Markets $76,330,000 $2,000,000,000 $99.45 0.45% Oracle Corp. and Ozark Holding, Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 01/10/06 Wachovia Securities $71,315,000 $1,500,000,000 $100.00 0.00% Oracle Corp. and Ozark Holding, Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 01/23/06 Lehman Government Securities $103,135,000 $1,000,000,000 $100.00 0.15% CIT Group Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 01/25/06 Citigroup Global Markets $26,000,000 $260,000,000 $99.99 0.13% Nissan Auto Receivables Owner Trust J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 02/14/06 Morgan Stanley & Co. $157,905,000 $3,000,000,000 $99.81 0.35% Cisco Systems, Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 02/15/06 Lehman Brothers Inc. $31,075,000 $500,000,000 $99.90 0.65% ISTAR Financial Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 02/27/06 Goldman Sachs & Co. $41,490,000 $1,000,000,000 $99.86 0.65% Comcast Corp. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 03/07/06 Deutsche Morgan Grenfell $57,720,000 $700,000,000 $100.00 1.00% Commonwealth Bank of Australia Capital Trust  J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 03/07/06 Deutsche Morgan Grenfell $20,750,000 $1,250,000,000 $99.85 0.33% DaimlerChrysler North America Holding Corp. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 03/17/06 Merrill Lynch & Co. $15,995,000 $1,000,000,000 $99.90 0.65% Tyson Foods, Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 03/21/06 Lehman Brothers Inc. $39,000,000 $1,700,000,000 $99.96 0.55% MidAmerican Energy Holdings J.P. Morgan Securities Inc.

EQ/Intermediate Term Bond Portfolio 02/14/06 J.P. Morgan Chase Securities, Inc. $35,000,000 $3,000,000,000 $99.54  0.45/share  Cisco Systems Inc. Merrill Lynch & Co.

EQ/Long Term Bond Portfolio 01/19/06 Citigroup Global Markets Inc. $10,000,000 $500,000,000 $99.31 0.875/share Jefferies Group Inc. Merrill Lynch & Co.

EQ/Long Term Bond Portfolio 02/14/06 J.P. Morgan Chase Securities, Inc. $35,000,000 $3,000,000,000 $99.54 0.45/share Cisco Systems Inc. Merrill Lynch & Co.

EQ/Long Term Bond Portfolio 02/27/06 J.P. Morgan Chase Securities, Inc. $10,000,000 $850,000,000 $99.28 0.875/share United Healthcare Merrill Lynch & Co.

EQ/Marsico Focus Portfolio 03/02/06 Citigroup Global Markets $262,000,000 $2,332,342,307 $32.75 $0.81875/share Genworth Financial Inc. Banc of America Securities

EQ/Van Kampen Mid Cap Growth Portfolio 01/25/06 SG Cowen Securities $3,084,400 $173,333,336 $22.00 $1.54/share Chipotle Mexican Grill Morgan Stanley

EQ/Evergreen Omega Portfolio 04/06/06 Citigoup, Bank of America, Goldman Sachs, JP Morgan, Lehman $125,000 $28,000,000 $16.00 .62/share Sealy Corp. Wachovia Securities LLC

EQ/J.P. Morgan Core Bond Portfolio 04/10/06 Goldman Sachs & Co. $97,530,000 $1,500,000,000 $99.71 0.88% Goldman Sachs Group, Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 04/10/06 Goldman Sachs & Co. $10,550,000 $300,000,000 $99.89 0.65% Yum! Brands, Inc J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 05/11/06 BA Securities Incorporated $39,890,000 $250,000,000 $99.66 0.65% Questar Market Resources, Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 05/23/06 ABN AMRO $28,815,000 $302,000,000 $99.99 0.18% Harley Davidson Motorcycle Trust J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 06/12/06 Merrill Lynch & Co. $25,860,000 $275,000,000 $99.89 0.60% Smith International, Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 06/20/06 Wachovia Securities LLC $28,310,000 $509,221,000 $100.50 0.20% Wachovia Bank Commercial Mortgage Trust J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 06/21/06 First Boston Corporation $42,075,000 $826,000,000 $99.91 0.13% Credit Suisse Mortgage Capital Certificates J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 06/29/06 Lehman Government Securities $20,940,000 $1,250,000,000 $100.00 0.00% Bancaja US Debt SAU J.P. Morgan Securities Inc.

EQ/Short Duration Bond Portfolio 04/18/06 Morgan Stanley & Co. $10,000,000 $1,194,986,000 $99.98  .165/share  Nissan Auto Receivables Owner Trust Merrill Lynch & Co.

EQ/Van Kampen Emerging Markets Equity Portfolio 05/31/06 Deutsche Bank $8,400,000 $345,931,446 $13.28 .72/share CTC Media Morgan Stanley & Co.

EQ/Van Kampen Mid Cap Growth Portfolio 04/04/06 Thomas Weisel Partners LLC $800,000 $96,000,000 $14.88 1.12/share Visicu, Inc. Morgan Stanley & Co.